Exhibit 31.2

CERTIFICATION BY THE CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, David Lawrence, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of Acorda Therapeutics, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 20, 2011

/s/ David Lawrence
David Lawrence Chief Financial Officer (Principal Financial Officer)